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                                                                   EXHIBIT 10.27


                           PURCHASE AND SALE AGREEMENT

PURCHASE AND SALE AGREEMENT dated as of May 20, 2003, entered into by and between Distribuidora Venus, S.A. de C.V. (the "Seller"), represented herein by Eugenio Lopez Barrios, Attorney-in-fact, and Elia Zulema Velazquez Valencia, Attorney-in-fact, and Distribuidora Comercial Jafra, S.A. de C.V., represented herein by Jose Ernesto Becerril Miro, Attorney-in-fact (the "Purchaser"), pursuant to the following recitals, representations, warranties and clauses.

                                    RECITALS

         A. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of the fixed assets Seller uses to conduct its distribution business as such business is currently being conducted (the "Business").

         B. Seller has agreed to perform certain services for Purchaser in order to enable Purchaser to operate the Business, as further provided in an Administrative Services Agreement, dated of even date herewith.

         NOW, THEREFORE, the Purchaser and the Seller, intending to be legally bound, agree as follows:

                         REPRESENTATIONS AND WARRANTIES

I.       The Seller represents and warrants that:

(a) It is a corporation duly organized and validly existing pursuant to the laws of the United Mexican States ("Mexico").

(b) Its representatives, Eugenio Lopez Barrios, Attorney-in-fact, and Elia Zulema Velazquez Valencia, Attorney-in-fact, are duly authorized to execute and deliver this Agreement on its behalf, which authority has not been revoked, limited or otherwise modified.

(c) It is the only and legitimate owner of and has marketable title to, and actual and exclusive possession of, each of the assets described in Schedule A hereto (the "Distribution Assets"), as evidenced by the ownership documents attached hereto forming part of such Schedule A. Each of the Distribution Assets is free and clear of any lien, security interest, mortgage, covenant, pledge, adverse claim, title defect, assessment, lease, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give effect any of the preceding.

(d) Each of the Distribution Assets is in a physical condition and state of repair as to enable the Purchaser to use them in the ordinary course of business without

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         disruption and is in good working order and is in proper form to be used for the purpose thereof and the Seller is not aware of any potential problem, malfunction or any other damage that may adversely affect the use of any of the Distribution Assets by the Purchaser. The Distribution Assets constitute all of the fixed assets used to conduct the Business.

(e) Each of the Distribution Assets has all the permits, licenses or authorizations issued, granted or given or otherwise made available by or under the authority of any governmental authority, which are necessary or convenient for the use thereof by the Purchaser and the consummation of the transactions contemplated herein will not have any effect on each such permit, license or authorizations, which will continue to be in full force and effect after the consummation of the transactions contemplated herein.

(f) There are no claims, actions, suits, arbitrations, inquiries, proceedings or investigations by or before any governmental authority or arbitrator by or against the Seller or any of its affiliates affecting any of the Distribution Asserts (or, to the knowledge of the Seller, threatened).

(g) It has all the necessary power and authority (corporate and other) to enter into this Agreement and to perform and comply with its obligations hereunder and requires no corporate or other approval (governmental or other) to enter into this Agreement and to perform its obligations hereunder.

(h) The execution and delivery of this Agreement and the performance of its obligations hereunder does not and will not contravene or result in any breach of (i) its estatutos sociales, (ii) any applicable Mexican law, regulation, rule or any other legal provision or any judgment, order, arbitral award or resolution of any kind, (iii) any contractual provision or agreement of any nature whatsoever to which the Seller or any of its properties is subject, or (iv) any authorization, concession or any other governmental approval or resolution of any nature binding upon it or any of its properties.

(i) This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms.

II.      The Purchaser represents and warrants that:

(a) It is a corporation duly organized and validly existing pursuant to the laws of Mexico.

(b) Its representative, Jose Ernesto Becerril Miro, Attorney-in-fact, is duly authorized to execute and deliver this Agreement, which authority has not been revoked, limited or otherwise modified.

(c) It has inspected each of the Distribution Assets and is fully aware of the conditions thereof and hereby accepts each such Distribution Asset as is.

(d) It has all the necessary power and authority (corporate and other) to enter into this Agreement and comply with its obligations hereunder and requires no corporate or

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         other approval (governmental or other), other than those it has already obtained, to enter into this Agreement and to perform its obligations hereunder.

(e) The execution and delivery of this Agreement and the performance of its obligations hereunder does not and will not contravene or result in any breach of (i) its estatutos sociales, (ii) any applicable Mexican law, regulation, rule or any other legal provision or any judgment, order, arbitral award or resolution of any kind, (iii) any contractual provision or agreement of any nature whatsoever to which the Purchaser or any of its properties is subject , or (iv) any authorization, concession or any other governmental resolution of any nature binding upon it or any of its properties.

(f) This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

         By virtue of the representations and warranties set forth above, the parties to this agreement agree to the following:

                                     CLAUSES

ONE.              Sale.

         Subject to the terms and conditions set forth herein, Seller hereby sells to Purchaser and Purchaser purchases, free of any lien, encumbrance, ownership limitation or charge of any nature whatsoever, each of the Distribution Assets.

TWO.              Price.

         The Purchaser and Seller hereby agree that the aggregate purchase price to be paid by Purchaser for the Distribution Assets shall be the amount of U.S.$2,000,000.00 (the "Purchase Price") plus the Mexican value added tax that is required to be paid under Mexican law.

THREE.            Payment.

         The Purchase Price is paid to the Seller on the date hereof and the execution hereof by the Seller constitutes acknowledgment of receipt of the full Purchase Price by the Seller.

FOUR.             Transfer of Title and Related Provisions.

         Beneficial ownership, possession and risk in respect of the Distribution Assets passes to the Purchaser as of and with effect as of the date hereof. As of the date hereof, the Purchaser has received the Distribution Assets as is, to its full satisfaction and, except as provided in Clause Five hereof, reserves no right or claim against the Seller in connection therewith.

         The parties shall cooperate in good faith in all respects regarding this Agreement and shall execute and deliver all necessary documents and perform all necessary actions in order to formalize the transactions contemplated hereunder.

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FIVE.             Warranty of Title.

         The Seller guarantees title to Purchaser (respondera del saneamiento para el caso de eviccion) and agrees to indemnify, defend and hold harmless Purchaser, its successors and assigns in the event of eviction (eviccion) of the Property in terms of Article 2283, Section III of the Federal Civil Code.

SIX.              Indemnification.

         (a) From and after the date hereof, the Seller shall indemnify and hold harmless the Purchaser and its officers, directors, employees, agents, consultants, representatives and successors from and against any and all damages, losses, costs and expenses incurred thereby arising out of or resulting from: (i) any breach of any representation or warranty of the Seller contained in this Agreement; (ii) any failure by the Seller to perform any of its covenants or agreements contained in this Agreement; (iii) any failure to pay when due any tax payable by the Seller in connection with the Distribution Assets, and (iv) any circumstance or condition involving the use, operation or ownership by the Seller or any of its affiliates of the Distribution Assets and occurring or existing prior to the date hereof.

         (b) From and after the date hereof, the Purchaser, will indemnify, hold harmless and defend, the Seller and its officers, directors, employees, agents, consultants, representatives and successors from and against any and all damages, losses, costs and expenses incurred thereby arising out of or resulting from: (i) any breach of any representation or warranty of the Purchaser contained in this Agreement; (ii) any failure by the Purchaser to perform any of its covenants or agreements contained in this Agreement, and (iii) any failure to pay when due any tax payable by the Purchaser in connection with the Distribution Assets.

         (c) Indemnification claims hereunder shall be made when reasonable and properly documented losses, damages, costs and expenses (including without limitation, attorney's fees and expenses) or liabilities are incurred. Any indemnities payable under this Agreement shall be limited to the amount of direct or indirect damages sustained by the indemnified party, net of any insurance proceeds, favorable tax effects or other recovery actually received by such Indemnified party but increased by any taxes arising out of any indemnity payment.

         (d) Any claims for damages hereunder may only be made within a period of one (1) year beginning as of the execution of this Agreement and are limited to the payment of an amount not exceeding the Purchase Price.

SEVEN.            Expenses.

         Each party hereto shall bear its own costs and expenses in connection with the execution and delivery of this Agreement and the transactions contemplated herein, including without limitation legal, accounting and other professional fees.

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EIGHT.            Taxes.

         Each party will be responsible for the payment of the taxes that it is required to pay in accordance with applicable law.

NINE.             Notices.

         All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by telecopy or sent, postage prepaid, by registered or certified mail, return receipt requested, or reputable courier service and shall be deemed given when so delivered by hand or telecopied, or if mailed, seven days after mailing (one Business Day in the case of overnight courier service), as follows:

(i) if to Purchaser:

Distribuidora Comercial Jafra, S.A. de C.V.
Blvd.. Adolfo Lopez Mateos 515
Col. Tlacopac
Mexico, D.F. 01040
Attention: General Counsel

(ii) if to Seller:

Distribuidora Venus, S.A. de C.V.
Blvd.. Adolfo Lopez Mateos 515
Col. Tlacopac
Mexico, D.F. 01040
Attention: General Counsel

TEN.              Confidentiality.

         The Purchaser agrees that any information, studies, production systems or any other information related to the Distribution Assets, including, by way of illustration and not by way of limitation, trade, business and technical matters, confidential or private information, business plans and technological secrets of Seller and its affiliates or customers, shall be regarded as privileged and confidential information and, therefore, the Purchaser shall refrain and cause all persons related to it to refrain, from disclosing, disseminating or revealing said information to any person different from employees, officers, agents, consultants or other agents of the Purchaser.

ELEVEN.  Interpretation; Headings; Schedules.

         The headings contained in this Agreement or in any Schedule hereof are for reference purposes only and shall not affect in any manner the meaning or interpretation thereof. All Schedules attached hereto or referred to herein are hereby incorporated by reference and are part of this Agreement as if set forth herein.

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TWELVE.           Entire Agreement.

         This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof.

THIRTEEN.         Governing law; Submission to Jurisdiction.

         (a) The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the United Mexican States.

         (b) In connection with any dispute or controversy regarding the interpretation or application of this Agreement, each of the parties submit to the jurisdiction of the competent courts of Mexico City, Federal District, United Mexican States.

FOURTEEN.         Languages.

         This contract is executed in both English and Spanish versions. In case of conflict between both versions, the Spanish version shall govern.

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         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

THE SELLER                                 THE PURCHASER

DISTRIBUIDORA VENUS, S.A. de C.V.          DISTRIBUIDORA COMERCIAL
                                            JAFRA, S.A. de C.V.

By: /s/ Eugenio Lopez Barrios                /s/ Jose Ernesto Becerril Miro
    ----------------------------------       ---------------------------------
Name:  Eugenio Lopez Barrios                 Name:  Jose Ernesto Becerril Miro
Title: Attorney-in-fact                      Title: Attorney-in-fact

By: /s/ Elia Zulema Velazquez Valencia
    ----------------------------------
Name:  Elia Zulema Velazquez Valencia
Title: Attorney-in-fact